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                                                                   EXHIBIT 10.21

                 CONFIDENTIALITY, NON COMPETITION AND OWNERSHIP

                            OF WORK PRODUCT AGREEMENT

         Effective December 17, 2003, and as part of the Employment Agreement ("Employment Agreement") made December 18, 2003, between Time Warner Inc. (the "Company") and Richard D. Parsons ("You") and as a condition to your continued employment by the Company, you hereby agree as follows:

                  1. Protection of Confidential Information. You acknowledge that your employment by the Company (which, for purposes of this Agreement shall mean Time Warner Inc. and its affiliates) will, throughout the term of employment, bring you into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development. You further acknowledge that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. You further acknowledge that the business of the Company is international in scope, that its products and services are marketed throughout the world, that the Company competes in nearly all of its business activities with other entities that are or could be located in nearly any part of the world and that the nature of your services, position and expertise are such that you are capable of competing with the Company from nearly any location in the world. In recognition of the foregoing, you covenant and agree:

                           a. You shall keep secret all confidential matters of the Company and shall not disclose such matters to anyone outside of the Company, or to anyone inside the Company who does not have a need to know or use such information, and shall not use such information for personal benefit or the benefit of a third party, either during or after the term of employment, except with the

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         Company's written consent, provided that (i) you shall have no such obligation to the extent such matters are or become publicly known other than as a result of your breach of your obligations hereunder and
         (ii) you may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such matters to the extent required by applicable laws or governmental regulations or judicial or regulatory process;

                           b. You shall deliver promptly to the Company on termination of your employment, or at any other time the Company may so request, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's business, which you obtained while employed by, or otherwise serving or acting on behalf of, the Company and which you may then possess or have under your control; and

                           c. If the term of employment is terminated, for a period of one year after such termination, without the prior written consent of the Company, you shall not employ, and shall not cause any entity of which you are an affiliate to employ, any person who was a full-time employee of the Company at the date of such termination or within six months prior thereto but such prohibition shall not apply to your secretary or executive assistant or to any other employee eligible to receive overtime pay.

                  2. Non-Compete. During the term of employment and through the later of (i) the Severance Term Date set forth in your Employment Agreement; and (ii) twelve months after the effective date of any termination of your employment, you shall not, directly or indirectly, without the prior written consent of the Company's Board of Directors, render any services to, or act in any capacity for, any Competitive Entity, or acquire any interest of any type in any Competitive Entity; provided, however, that the foregoing shall not be deemed to prohibit you from acquiring, (a) solely as an investment and through market purchases, securities of any Competitive Entity which are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 and which are

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publicly traded, so long as you are not part of any control group of such
Competitive Entity and such securities, including converted securities, do not constitute more than one percent (1%) of the outstanding voting power of that entity and (b) securities of any Competitive Entity that are not publicly traded, so long as you are not part of any control group of such Competitive Entity and such securities, including converted securities, do not constitute more than three percent (3%) of the outstanding voting power of that entity. For purposes of the foregoing, the following shall be deemed to be a Competitive
Entity: (x) during the period that you are actively employed with the Company, any person or entity that engages in any line of business that is substantially the same as either (i) any line of business which the Company engages in, conducts or, to your knowledge, has definitive plans to engage in or conduct or
(ii) any operating business that is engaged in or conducted by the Company as to which, to your knowledge, the Company covenants, in writing, not to compete with in connection with the disposition of such business, and (y) during the period following a termination of your term of employment pursuant to Section 4, any of the following: AT&T Corporation, Bertelsmann A.G., Comcast Corporation, The Walt Disney Company, EarthLink, Inc., General Electric Corporation, Microsoft Corporation, The News Corporation, Sony Corporation, Vivendi Universal, S.A., Viacom Inc. and Yahoo! Inc., and their respective subsidiaries and affiliates and any successor to the internet service provider, media or entertainment businesses thereof.

                  3. Ownership of Work Product. You acknowledge that during the term of employment, you may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as "Work Product"), and that various business opportunities shall be presented to you by reason of your employment by the Company. You acknowledge that all of the foregoing shall be owned by and belong exclusively to the Company and that you shall have no personal interest therein, provided that they are either related in any manner to the business (commercial or experimental) of the Company, or are, in the case of Work Product, conceived or made on the Company's time or with the use of the Company's

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facilities or materials, or, in the case of business opportunities, are presented to you for the possible interest or participation of the Company. You shall (i) promptly disclose any such Work Product and business opportunities to the Company; (ii) assign to the Company, upon request and without additional compensation, the entire rights to such Work Product and business opportunities;
(iii) sign all papers necessary to carry out the foregoing; and (iv) give testimony in support of your inventorship or creation in any appropriate case. You agree that you will not assert any rights to any Work Product or business opportunity as having been made or acquired by you prior to the date of this Agreement except for Work Product or business opportunities, if any, disclosed to and acknowledged by the Company in writing prior to the date hereof.

                  4. No Conflict. You represent and warrant to the Company that this Agreement, together with the accompanying Employment Agreement, is legal, valid and binding upon you and the execution of this Agreement and the Employment Agreement the performance of your obligations thereunder will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which you are a party (including, without limitation, any other employment agreement).

                  5. Specific Remedy. You acknowledge and agree that a breach of any of the promises or agreements contained in this Agreement will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law. Accordingly, in addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of this Agreement (including monetary damages if appropriate), if you commit a material breach of any of the provisions of this Agreement, the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company.

                  6. Resolution of Disputes. Except as provided in the preceding Section 5, any dispute or controversy arising with respect to this Agreement, the Employment Agreement and/or your employment thereunder (whether based on contract or tort or

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upon any federal, state or local statute, including but not limited to claims asserted under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, any state Fair Employment Practices Act and/or the Americans with Disability Act) shall, at the election of either you or the Company, be submitted to JAMS/ENDISPUTE for resolution in arbitration in accordance with the rules and procedures of JAMS/ENDISPUTE. Either party shall make such election by delivering written notice thereof to the other party at any time (but not later than 45 days after such party receives notice of the commencement of any administrative or regulatory proceeding or the filing of any lawsuit relating to any such dispute or controversy) and thereupon any such dispute or controversy shall be resolved only in accordance with the provisions of this Section 6. Any such proceedings shall take place in New York City before a single arbitrator (rather than a panel of arbitrators), pursuant to any streamlined or expedited (rather than a comprehensive) arbitration process, before a non-judicial (rather than a judicial) arbitrator, and in accordance with an arbitration process which, in the judgment of such arbitrator, shall have the effect of reasonably limiting or reducing the cost of such arbitration. The resolution of any such dispute or controversy by the arbitrator appointed in accordance with the procedures of JAMS/ENDISPUTE shall be final and binding. Judgment upon the award rendered by such arbitrator may be entered in any court having jurisdiction thereof, and the parties consent to the jurisdiction of the New York courts for this purpose. The prevailing party shall be entitled to recover the costs of arbitration (including reasonable attorneys fees and the fees of experts) from the losing party. If at the time any dispute or controversy arises with respect to this Agreement, JAMS/ENDISPUTE is not in business or is no longer providing arbitration services, then the American Arbitration Association shall be substituted for JAMS/ENDISPUTE for the purposes of the foregoing provisions of this Section 6. If you shall be the prevailing party in such arbitration, the Company shall promptly pay, upon your demand, all legal fees, court costs and other costs and expenses incurred by you in any legal action seeking to enforce the award in any court.

                  7. Amendments; Waivers. This Agreement and the Employment Agreement may be amended, modified, superseded, cancelled, renewed or extended and

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the terms or covenants hereof may be waived only by written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision of the Agreement or the Employment Agreement shall in no manner affect such party's right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement or the Employment Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  8. Attorney's Fees. In the event any action is taken to enforce this Agreement or the terms of the Employment Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees and court costs.

                  9. Assignability. This Agreement and the Employment Agreement and your rights and obligations hereunder may not be assigned by you and except as specifically contemplated in this Agreement, neither you, your legal representative nor any beneficiary designated by you shall have any right, without the prior written consent of the Company, to assign, transfer, pledge, hypothecate, anticipate or commute to any person or entity any payment due in the future pursuant to any provision of this Agreement, and any attempt to do so shall be void and shall not be recognized by the Company. The Company may assign this Agreement at any time without your consent and the Agreement shall be binding upon all successors and assigns of the Company and upon your heirs, executors and administrators.

                  10. Survival. The provisions of this Agreement shall survive any termination of your employment by the Company.

                  11. Severability. If any provision of this Agreement or the Employment Agreement shall be held invalid, the remainder of this Agreement shall not be affected thereby; provided, however, that the parties shall negotiate in good faith with respect to equitable modification of the provision or application thereof held to be

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invalid. To the extent that it may effectively do so under applicable law, each party hereby waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

                  12. All notices, requests, consents and other communications required or permitted to be given under this Agreement or under the Employment Agreement shall be effective only if given in writing and shall be deemed to have been duly given if delivered personally or sent by a nationally recognized overnight delivery service, or mailed first-class, postage prepaid, by registered or certified mail, as follows (or to such other or additional address as either party shall designate by notice in writing to the other in accordance herewith):

                           If to the Company:

                                    Time Warner Inc.
                                    75 Rockefeller Plaza
                                    New York, New York  10019
                                    Attention: Senior Vice President - Global
                                    Compensation and Benefits

                                    (with a copy, similarly addressed
                                    but Attention:  General Counsel)

                           If to you, to your residence address set forth on the
records of the Company.

                  13. Governing Law. This Agreement and the Employment Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in New York.

                  14. Entire Agreement. This Agreement, together with the Employment Agreement, sets forth the entire agreement and understanding of the parties relating to the subject matter of this Agreement and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties.

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                                        TIME WARNER INC.

                                        By:  /s/ Wayne H. Pace
                                           ------------------------------------
                                             Wayne H. Pace
                                             Executive Vice President and
                                             Chief Financial Officer

                                           /s/ Richard D. Parsons
                                        ---------------------------------------
                                        Richard D. Parsons

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